Final results of MIN-101 Phase IIb efficacy analyses

Exhibit 99.2

MINERVA NEUROSCIENCES, INC.

		p-value (MIN-101 vs placebo)		Effect size (MIN-101 vs placebo)	
	Endpoint at 12 weeks	32mg	64mg	32mg	64mg
Primary objective	5-Factor Negative Score (i.e., Negative Symptoms, Pentagonal Structure):	**0.0240**	**0.0036**	0.45	0.57
Secondary objectives	PANSS total score	0.0819	**0.0031**	0.34	0.57
	3-Factor Negative Score	**0.0064**	**0.0004**	0.54	0.70
	3-Factor Positive Score	0.4018	0.3067	0.16	0.20
	3-Factor General Psychopathology Score	0.2359	**0.0034**	0.23	0.56
	5-Factor Positive Score	0.5045	0.2146	-0.13	0.24
	5-Factor Dysphoric Mood Score	0.5644	**0.0266**	0.11	0.43
	5-Factor Activation Score	**0.0240**	**0.0118**	0.44	0.49
	5-Factor Autistic Preoccupation Score	0.6700	0.2408	0.08	0.22
	CGI-S* (severity)	0.0982	**0.0234**	0.35	0.43
	CGI-I** (improvement)	0.2378	**0.0032**	0.33	0.57
	BNSS (Brief Negative Symptom Scale)	0.0869	**0.0040**	0.33	0.56
	Brief Assessment of Cognition in Schizophrenia (Total Score)	**0.0388**	0.5947	0.40	0.10
	BACS cognition assessment (Composite T Score)	0.2737	0.8253	0.21	-0.04
	- Token Motor Test	**0.0306**	**0.0493**	0.42	0.38
	- Motor Function: Symbol Coding Task	0.6310	0.0781	0.09	0.33
	- Verbal Fluency: Semantic Fluency	**0.0299**	0.1838	0.42	0.25
	- Verbal Fluency: Letter Fluency	**0.0328**	0.0878	0.41	0.32
	- Total Verbal Fluency	**0.0076**	0.0554	0.51	0.36
	- Verbal Memory	0.1544	0.3158	0.27	0.19
	Executive Function: Tower of London	0.3988	0.1952	0.16	0.25
Exploratory objectives	CDSS depression scale	0.1756	**0.0091**	0.25	0.46
	PSP personal and social performance				
	- Socially Useful Activities	0.4775	0.0601	0.14	0.38
	- Personal & Social Relationships	0.9174	**0.0129**	0.02	0.53
	- Self-care	0.1736	**0.0210**	0.27	0.46
	- Disturbing & Aggressive Behavior	0.0532	**0.0057**	0.36	0.51

Bold red text indicates p-value < 0.05

* Analyzed using ranked data: change from Baseline and ES are based on observed change from baseline data

** Analyzed using ranked data; ES is based on observed data